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Exhibit 10.37

BIOMIRA INC. SUBSCRIPTION AGREEMENT

        This agreement (this "Agreement") is dated January 26, 2006 between                        ("Buyer") and Biomira Inc., a Canadian corporation ("Seller"), whereby the parties agree as follows;

        Buyer hereby agrees to buy and Seller hereby agrees to sell US $            of units, each unit consisting of one share of Seller's common stock and immediately separable warrants to purchase shares of Seller's common stock, which warrants shall have a strike price of US $2.50, a term of three (3) years, commencing 181 days after the date hereof, and shall otherwise be in the form of Exhibit A attached hereto. The aggregate number of shares of common stock issuable upon exercise of the warrants to be issued to Buyer shall equal 25% of Buyer's aggregate purchased shares. Each unit shall have a purchase price of US $            . Buyer represents to Seller that Buyer is purchasing the shares and warrants as principal for its own account for investment and has no present plans, arrangements or obligations to sell any of the shares or warrants to any other person. Buyer is not subject to any restriction on its purchase by virtue of NASD Rule 2110. Further, Buyer represents to Seller that Buyer's activities with respect to the shares, warrants and warrant shares will be in compliance with all applicable Canadian securities laws, rules and regulations and the rules and regulations of the Toronto Stock Exchange. Seller represents to Buyer that Seller's activities with respect to the shares, warrants and warrant shares will be in compliance with all applicable Canadian securities laws, rules and regulations and the rules and regulations of the Toronto Stock Exchange.

        Purchase of the shares and warrants shall be on a delivery versus payment basis on the closing date.

        The shares of common stock, the warrants and the shares of common stock issuable upon exercise of the warrants have been registered on a registration statement on Form F-10, File No. 333-116861 (the "Registration Statement"), which Registration Statement has been declared effective by the Securities and Exchange Commission and will be effective on the delivery date of the shares and warrants. Seller represents and warrants to Buyer that the sale of the shares of common stock and the warrants as set forth in the Prospectus, as supplemented, which forms a part of the Registration Statement, has been duly authorized by the Company, and that the shares of common stock, the warrants and the shares of common stock issuable upon exercise of the warrants have been duly authorized for issuance, and all of such shares and warrants will be, upon payment therefor, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The shares will be delivered in electronic form via the DTC DWAC system to the Buyer's account set forth below and must be free of any resale restrictions. The warrant certificates will be delivered in physical form to Buyer's address set forth below. Seller agrees to file a prospectus supplement under Rule 424(b)(5) or equivalent regarding the sale of the shares and warrants to Buyer as soon as practicable following the date hereof.

        Seller's wire instructions are as follows:

Intermediary Bank

Final Beneficiary Bank

Reference:

        Notwithstanding any provision to the contrary in this Agreement, this Agreement is subject to compliance with applicable regulatory requirements and the approval of the Toronto Stock Exchange with respect to the transactions contemplated hereby.

        This Agreement shall be construed and enforced to accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the Province of Alberta and the laws of Canada applicable therein, without giving effect to any choice of law or conflict of law provision or rule (whether of the Province of Alberta or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Province of Alberta (and the laws of Canada applicable therein).

AGREED AMD ACCEPTED:
SELLER:
BIOMIRA INC.
By:
Name: Edward A. Taylor Title: Vice President & CFO
AGREED AND ACCEPTED:
BUYER:
(name of Buyer)
By:
Name: Title:

Buyer's DWAC Account Delivery Instructions:

Buyer's address for physical delivery of warrant certificates:

Schedule 1

Buyer	Consideration (US)	Per Unit Purchase Price (US)
Bristol Investment Fund, Ltd.	$500,000	$1.52
Castle Creek Technology Partners LLC	$300,000	$1.60
Cimarron Biomedical Equity Master Fund L.P.	$280,000	$1.60
Topwater Exclusive Fund II LLC	$120,000	$1.60
Cranshire Capital, L.P	$500,000	$1.60
D.E. Shaw Valence Portfolios, L.L.C.	$2,500,000	$1.52
Diamond Opportunity Fund, LLC	$500,000	$1.60
DKR Sound Shore Oasis Holding Fund Ltd.	$300,00	$1.60
Eagle Rock Institutional Partners, L.P.	$532,000	$1.52
Eagle Rock Master Fund, L.P	$988,000	$1.52
Enable Growth Partners LP	$1,168,000	$1.52
Enable Opportunity Partners LP	$192,000	$1.52
Pierce Diversified Strategy Master Fund LLC	$240,000	$1.52
Hudson Bay Fund, LP	$1,000,000	$1.52
Iroquois Master Fund, Ltd	$350,000	$1.52
James R. Davis	$300,000	$1.60
Nite Capital, LP	$1,500,000	$1.60
Radcliffe SPC, Ltd.	$1,000,000	$1.52
RAQ, LLC	$300,000	$1.52
Red Abbey Fund L.P. *cancelled*	$100,000	$1.52
RHP Master Fund, Ltd.	$500,000	$1.52
Spectra Capital Management LLC	$250,000	$1.52
Springvest Corporation	$500,00	$1.60
The Tail Wind Fund Ltd.	$600,000	$1.52
Truk International Fund, LP	$71,999.36	$1.60
Truk Opportunity Fund, LLC	$728,008.96	$1.60
Whalehaven Capital Fund Limited	$750,000	$1.52

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BIOMIRA INC. SUBSCRIPTION AGREEMENT
Schedule 1